SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


DATE OF REPORT: June 23, 1999
(Date of earliest event reported)


                         NATIONSLINK FUNDING CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                  333-66805-03               56-1950039
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      (State or Other              (Commission             (I.R.S. Employer
      Jurisdiction of              File Number)           Identification No.)
      Incorporation)


Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC  28255
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            (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code: (704) 386-2400

ITEM 5.     OTHER EVENTS.

            Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for the NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-SL (the "CERTIFICATES"). On May 27, 1999, NationsLink Funding Corporation (the "COMPANY") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1999 (the "POOLING AND SERVICING AGREEMENT"), by and among the Company, as depositor, Bank of America NT&SA, as mortgage loan seller and as primary servicer, Banc One Capital Markets, LLC, as master servicer and as special servicer, LaSalle Bank National Association, as trustee and REMIC Administrator, and ABN AMRO Bank N.V., as fiscal agent, of the Certificates, issued in sixteen classes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1V, Class B, Class C, and Class D Certificates (the "PUBLICLY OFFERED CERTIFICATES"), with an aggregate principal balance as of May 1, 1999 (the "CUT-OFF DATE") of $1,093,048,075 were sold to Banc of America Securities LLC ("BANC OF AMERICA") pursuant to an Underwriting Agreement, dated May 20, 1999, by and between Banc of America, as underwriter, and the Company.

            Attached as Exhibit 8 is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Company, regarding tax matters (the "TAX MATTERS OPINION"), provided in connection with the issuance of the Certificates.

            Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 4   Pooling and Servicing Agreement

Exhibit 8   Tax Matters Opinion


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            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.


                                    NATIONSLINK FUNDING CORPORATION



                                    By:   /S/ JAMES E. NAUMANN
                                          ---------------------------------
                                          Name:   James E. Naumann
                                          Title:  Senior Vice President



Date:  June 23, 1999

                                  EXHIBIT INDEX


Item 601(a) of Regulation
      S-k Exhibit No.           Description
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            4                   Pooling and Servicing Agreement
            8                   Tax Matters Opinion